PRESS RELEASE

DigitalGlobe Announces the Successful Launch of WorldView-4

WESTMINSTER, Colo., November 11, 2016 – DigitalGlobe, Inc. (NYSE: DGI), the global leader in earth imagery and information about our changing planet, today announced the successful launch of WorldView-4, the company’s newest high-accuracy, high-resolution commercial imaging satellite. DigitalGlobe acquired signals from the satellite indicating its proper position and health 45 minutes after its launch aboard an Atlas V rocket from Vandenberg Air Force Base, California.

The Lockheed Martin-built WorldView-4 satellite will more than double DigitalGlobe’s capacity to collect the world’s highest-resolution 30 centimeter commercial satellite imagery and will accelerate the growth of DigitalGlobe’s 80-petabyte, 16-year time-lapse image library. The fifth active satellite in DigitalGlobe’s industry-leading constellation, WorldView-4 will enhance global transparency and security, power location-enabled applications and services, support the response to global humanitarian crises, and much more.

"WorldView-4 dramatically extends DigitalGlobe's position as the industry leader in earth imagery, and insight into our changing planet," said Jeffrey R. Tarr, Chief Executive Officer of DigitalGlobe. "The importance of today's success to our customers and shareowners is evidenced by the unprecedented pre-launch demand for this new capacity. This expansion of the DigitalGlobe constellation will accelerate our efforts to build out the digital globe and enable our customers to derive new insights and make critical decisions with confidence.”

“Lockheed Martin is proud of today’s successful launch and our longstanding partnership with DigitalGlobe,” said Rick Ambrose, Executive Vice President of Lockheed Martin Space Systems Company. “From the world’s first high-resolution commercial imaging satellite, IKONOS, to the state-of-the-art WorldView-4, Lockheed Martin and DigitalGlobe have an unparalleled legacy of innovation in remote sensing.”

The WorldView-4 satellite was built by Lockheed Martin, and its imaging payload was developed by Harris Corp. The United Launch Alliance Atlas V launch that delivered the satellite to orbit was provided by Lockheed Martin Commercial Launch Services.

To learn more about WorldView-4, please visit WorldView4.DigitalGlobe.com

About DigitalGlobe

DigitalGlobe is a leading provider of commercial high-resolution earth observation and advanced geospatial solutions that help decision makers better understand our changing planet in order to save lives, resources and time. Sourced from the world's leading constellation, our imagery solutions deliver unmatched coverage and capacity to meet our customers' most demanding mission requirements. Each day customers in defense and intelligence, public safety, civil agencies, map making and analysis, environmental monitoring, oil and gas exploration, infrastructure management, navigation technology, and providers of location-based services depend on DigitalGlobe data, information, technology and expertise to gain actionable insight.

Special note about forward-looking statements

Certain statements contained herein, including statements about our 2016 outlook, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events or future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “looks forward to” or the negative of these terms or other similar words, although not all forward-looking statements contain these words.

Forward-looking statements are based upon our current expectations and assumptions of future events and are subject to risks and uncertainties that could cause our actual results or performance to differ materially from those indicated by such forward looking statements.  Some of the risk and uncertainties that could cause actual results to differ include, but are not limited to: the loss or reduction in scope of any of our primary contracts, or decisions by customers not to exercise renewal options; the availability of government funding for our products and services both domestically and internationally; our ability to meet our obligations under the EnhancedView contract; our reliance on a limited number of vendors to provide certain key products or services to us; breach of our system security measures or loss of our secure facility clearance and accreditation; the loss or damage to any of our satellites; delays in the construction and launch of any of our satellites or our ability to achieve and maintain full operational capacity of all our satellites; loss or damage to the content contained in our ImageLibrary; interruption or failure of our ground systems and other infrastructure; decrease in demand for our imagery products and services; increased competition that may reduce our market share or cause us to lower our prices; changes in political or economic conditions, including fluctuations in the value of foreign currencies, interest rates, energy and commodity prices, trade laws and the effects of governmental initiatives to manage economic conditions; our ability to recruit, hire or retain key employees or a highly skilled and diverse workforce; failure to obtain or maintain required regulatory approvals and licenses; and, changes in U.S. or foreign law or regulation that may limit our ability to distribute our imagery products and services. Additional information concerning these and other risk factors can be found in our filings with the Securities and Exchange Commission, including Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015.

We undertake no obligation to revise or update any forward-looking statements, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

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Media Contact

Edelman for DigitalGlobe

Ashley Chauvin

(212) 277-3818

Email: DigitalGlobe@edelman.com

Nancy Coleman

Vice President, Corporate Communications

Phone: (303) 684-1674

Email: nancy.coleman@digitalglobe.com

Investor Relations Contact

Fred Graffam

(303) 684-1692

Email: ir@digitalglobe.com